Exhibit 11


                      THE STANLEY WORKS AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                       (dollars and shares in thousands
                          except per share amounts)

                                                 FIRST QUARTER ENDED
                                                   MARCH 30  APRIL 1
                                                     1996      1995
                                                    ------    ------
    Earnings per common share:
       Weighted average shares outstanding          88,815    88,828
                                                    ======    ======
       Net earnings                                $29,633   $28,736
                                                    ======    ======
       Per share amounts                             $0.33     $0.32
                                                    ======    ======
    PRIMARY:
       Weighted average shares outstanding          88,815    88,828
       Dilutive common stock equivalents -
         based on the treasury stock method
         using average market price                  1,276       960
                                                    ------    ------
                                                    90,091    89,788
                                                    ======    ======
       Per share amounts                             $0.33     $0.32
                                                    ======    ======
    FULLY DILUTED:
       Weighted average shares outstanding          88,815    88,828
       Dilutive common stock equivalents -
         based on the treasury stock method
         using the quarter end market price
         if higher than average market price         1,341       960
                                                    ------    ------
                                                    90,156    89,788
                                                    ======    ======
       Per share amounts                             $0.33     $0.32
                                                    ======    ======


    Note: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

          The weighted average number of shares for all periods have been restated to give retroactive effect to the two-for-one stock split declared on April 17, 1996.